Exhibit 99.1

STW Resources Acquires an Equity Interest in Black Wolf Enterprises, LLC

MIDLAND, Texas, Jan. 23, 2013 /PRNewswire/ -- STW Resources Holding Corp. ("STW") (STWS.PK), an oilfield services and water reclamation company, today announced that it has acquired an equity interest in Black Wolf Enterprises, LLC ("Black Wolf"),  a joint venture between Lone Wolf Resources,  LLC ("Lone Wolf Resources") and Black Pearl Energy,  LLC.  In an equity exchange agreement, STW purchased ten percent of the joint venture.

Black Wolf currently commercializes the expertise and services of Lone Wolf Resources and Black Pearl in West Texas and Eastern New Mexico, and intends to expand into South Texas during the first quarter of this year. Black Wolf constructs drill sites, reserve pits, frac ponds, roads, pit closings, liners, leak detection systems, evaporation covers, and provides associated maintenance. The company also offers turnkey services for H-11 permitted ponds, including surveys, engineering and design, and permitting for storage of produced and brine waters.   Black Wolf utilizes proprietary technologies employed by Lone Wolf Resources in the reclamation of hydrocarbon-impacted soils.

Black Wolf is currently negotiating on a number of multi-well packages with many of the largest oil and gas producers in West Texas.  Based on the current growth and business development plan Black Wolf will complete its first full year end; with an estimated 40m in revenue for 2014.

The partnership acquisition broadens STW's presence as a vertically integrated oilfield services company. Benefits to STW include recurring revenues from the joint venture's business lines, as well as access to additional projects such as reclamation of oil-based cuttings and environmental remediation.  As an equity partner, STW can further expand its holdings through its increased ownership in these projects.  Through broader exposure in oilfield services, STW will benefit from expanded opportunities for the deployment of their water recycling technologies and processes.

STW chairman Stanley Weiner noted that the joint venture is the culmination of expertise from multiple companies to provide a single point for producers to access experienced personnel providing exceptional services. "In achieving this milestone, STW further advances from a developmental company to an established oilfield services company. Increasing our services, and having access to more customers, provides a sound platform for continued growth of all of STW's business lines," Weiner said.

Please visit the Black Wolf Enterprises website at: www.bwe-llc.net

About STW Resources Holding Corp.

STW Resources Holdings Corp. provides customized water analysis, reclamation and remediation services to a variety of complex industrial and municipal applications throughout several geographic locations. As an independent solutions provider, STW utilizes proven technologies from various well-known manufacturers. These technologies are available as fixed or mobile units with varying capabilities. STW's process ensures that the most effective and efficient technologies are implemented. Current potential project locations include the Eagle Ford Shale (TX), and the West Texas Delaware and Permian Basins (TX).

About Lone Wolf Resources, LLC:

Lone Wolf Resources, LLC, is an environmental and civil construction company operating in the oil and gas industry. Originally formed by two large petrochemical companies for the remediation of a refinery declared as a super fund site, is now a privately held company.  Lone Wolf Resources worked with the Department of Transportation and the Texas Commission on Environmental Quality to shape the standards for processing hydrocarbon-impacted soils to a reusable road base.  Lone Wolf has completed projects internationally and throughout the United States, including the world's largest in-situ thermal remediation project.

About Black Pearl Energy, LLC:

Black Pearl Energy, LLC; has developed an evaporation cover for the elimination of evaporation on frac ponds used throughout the oilfield.  It is a conservation-friendly and economic method of preserving natural resources and can be floated on to existing ponds or installed during construction.  It also eliminates algae growth, doubles as a bird net, and reduces erosion of pond infrastructure.  Black Pearl also provides high quality liners with fusion-welded seams, quality control testing including air tests of seams and destruction testing.

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.